UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2006

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

KeyBank Facility

On September 28, 2006, we and two of our newly formed special purpose entities closed a revolving credit facility, which we refer to as the Key Bank facility, with Key Equipment Finance, Inc., Key Bank National Association and Relationship Funding, LLC, pursuant to which we may borrow from time to time up to a total of $75 million.  The Key Bank facility will be secured by software license installments receivable that we contribute from time to time to one of our special purpose entities, and the amount we may borrow under the Key Bank facility will be calculated based upon the amount of receivables so contributed.

In connection with the Key Bank financing transaction, we formed two wholly owned subsidiaries:  Aspen Technology Funding 2006-I LLC, or ATF I, which is a direct subsidiary of our company, and Aspen Technology Funding 2006-II LLC, or ATF II, which is a direct subsidiary of ATF I.  The terms of the organizational documents of ATF I and ATF II are intended to confirm that each of them will be separate and independent from any other legal entity, including our company.

Pursuant to the Key Bank facility:

•                  We may transfer to ATF I from time to time outstanding installments receivable and related assets, which we refer to collectively as receivables, that have been generated from software licenses.  A portion of any receivables transferred by us to ATF I will be sold for cash, and the balance will be considered to be a capital contribution from us to ATF I.

•                  Immediately upon our transfer of receivables to ATF I, those receivables will be transferred by ATF I to ATF II.  A portion of any receivables transferred by ATF I to ATF II will be sold for cash, and the balance will be considered to be a capital contribution from ATF I to ATF II.

•                  ATF II will borrow from time to time under the Key Bank facility up to an aggregate of $75 million.  Any such borrowing will be secured by all of ATF II’s assets, which will consist primarily of receivables transferred from time to time by ATF I.

ATF II will be an unconsolidated special purpose entity pursuant to Statement of Financial Accounting Standard No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and any loan to ATF II under the Key Bank facility will not be reflected in our consolidated balance sheet.  Upon the transfer of any receivables, we will record a loss, the amount of which will depend upon the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of any transfer.

In connection with the Key Bank facility, we entered into the following agreements in order to obtain and reflect the consent of Silicon Valley Bank to the execution of the Key Bank facility:

•                  Eleventh Loan Modification Agreement by and between Silicon Valley Bank and us, which amended the Loan and Security Agreement dated as of January 30, 2003 by and between Silicon Valley Bank and us, included as an exhibit to our annual report on Form 10-K for the fiscal year ended June 30, 2006;

•                  Seventh Loan Modification Agreement – EXIM by and between Silicon Valley Bank and us, which amended the Export-Import Bank Loan and Security Agreement dated as of January 30, 2003 by and among Silicon Valley Bank, Aspentech, Inc. and us, included as an exhibit to our annual report on Form 10-K for the fiscal year ended June 30, 2006; and

•                  Partial Release and Acknowledgement Agreement by and between Silicon Valley Bank and us, which relates to the Loan and Security Agreement and Export-Import Bank Loan and Security Agreement referenced above, among other agreements.

Executive Retention Agreements

On September 26, 2006, we entered into executive retention agreements with the following executive officers:  Frederic G. Hammond, our Senior Vice President and General Counsel; Manolis E. Kotzabasakis, our Senior Vice President – Sales and Business Development; Bradley T. Miller, our Senior Vice President and Chief Financial Officer; C. Steven Pringle, our Senior Vice President – Global Consulting Services; and Blair Wheeler, our Senior Vice President – Marketing, each of whom we refer to as an executive.

Pursuant to the terms of each executive’s agreement, if the executive’s employment is terminated prior to a change in control without cause, the executive will be entitled to the following:

•                  payment of an amount equal to the executive’s annual base salary then in effect, payable over twelve months;

•                  payment of an amount equal to the executive’s total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable in one lump sum;

•                  payment of an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in one lump sum; and

•                  continuation of medical, dental and vision insurance coverage to which the executive was entitled prior to termination for a period of one year.

In the event the executive’s employment is terminated within twelve months following a change in control without cause or by the executive for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, or our breach of any employment agreement with the executive or a failure to pay benefits when due), then the executive shall be entitled to the following:

•                  payment of an amount equal to the sum of the executive’s annual base salary then in effect and the executive’s target bonus for the then-current fiscal year, payable in a single installment;

•                  payment of an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in a single installment;

•                  continuation of medical, dental and vision insurance coverage to which the executive was entitled prior to termination for a period of one year; and

•                  full vesting of (a) all of the executive’s options to purchase shares of our stock, which options may be exercised by the executive for a period of twelve months following the date of termination and (b) all restricted stock and restricted stock units then held by the executive.

Each executive’s agreement provides that the total payments received by the executive relating to termination of his employment will be reduced to an amount equal to the highest amount that could be paid to the executive without subjecting such payment to excise tax as a parachute payment under Section 4999 of the Internal Revenue Code, provided that no reduction shall be made if the amount by which these payments are reduced exceeds 110% of the value of any additional taxes that the executive would incur if the total payments were not reduced.

For the purposes of each agreement:

•                  “change in control” means (a) the acquisition of 50% or more of either the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities, (b) such time as the members of our board immediately prior to the change in control do not continue to constitute the majority of our directors following the change in control, (c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving our company, unless the transaction would not result in a change in ownership of 50% or more of both our then-outstanding common stock and the combined voting power of our then-outstanding securities; or (d) our liquidation or dissolution;

•                  “cause” means (a) the willful and continued failure by an executive to substantially perform his duties for us after delivery by our board of a written demand for performance (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for good reason) and a failure by the executive to cure the performance failure within 30 days or (b) the willful engaging by the executive in gross misconduct that is demonstrably and materially injurious to us; and

•                  “good reason” means constructive termination of the executive, relocation, a reduction in the executive’s salary or benefits, our breach of any employment agreement with the executive or our failure to pay benefits when due.

Each executive retention agreement terminates on the earliest to occur of (a) July 31, 2007, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the executive following a change in control.  Each agreement is subject to automatic renewal annually beginning August 1, 2007, unless we give notice of termination at least seven days prior to the renewal date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: October 2, 2006	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel